DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, NV 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(Pursuant to NRS 78)

1.	Name of Corporation: Interstate Acquisitions, Inc.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served).

Name:   John Price

8116 Pacific Cove Drive                                         Las Vegas    Nevada  89128
Street Address                                                                City                      Zip Code

3.	Shares: (number of shares corporation is authorized to issue)

Number of shares with par value:  1,000                                                   Par Value: $0.001

Number of shares without par value: 0

4.	Name & Addresses of Board of Directors/Trustees:

1.  Name:  Geoff Williams
     19 East 200 South, Suite 1080                                      Salt Lake City         UT           84111
     Street Address                                                                         City                State      Zip Code

2.  Name:  Nancy Ah Chong
      19 East 200 South, Suite 1080                                     Salt Lake City         UT           84111
     Street Address                                                                         City                State      Zip Code

3.  Name:

     Street Address                                                                         City                State    Zip Code

5.	Purpose: The purpose of the corporation shall be:
To engage in any and all lawful business activities under the laws of the State of Nevada.

6.	Name, Address and Signature of Incorporator:
Name:  Geoff Williams                                                     Signature           /S/ Geoff Williams
19 East 200 South, Suite 1080                                      Salt Lake City         UT           84111
Street Address                                                                       City                 State      Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation

      /S/ John Price                                                                                                  June 15, 2006
Authorized Signature of R.A. or on behalf of R.A. Company                             Date